FUND TYPE:
---------------------------------------------
Money market


INVESTMENT OBJECTIVE:
----------------------------------------------
The highest level of current income
that is exempt from federal income taxes, consistent with liquidity and the preservation of capital

Prudential Tax-Free                                            [LOGO]
Money Fund, Inc.

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PROSPECTUS: FEBRUARY 29, 2000

As with all mutual funds, the
Securities and Exchange
Commission has not approved or
disapproved the Fund's shares, nor
has the SEC determined that this
prospectus is complete or accurate.                     [LOGO]   Prudential
It is a criminal offense to state                                Investments
otherwise.

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Table of Contents
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1    Risk/Return Summary
1    Investment Objective and Principal Strategies
1    Principal Risks
2    Evaluating Performance
4    Fees and Expenses
5    How the Fund Invests
5    Investment Objective and Policies
7    Other Investments and Strategies
9    Investment Risks

10   How the Fund is Managed
10   Board of Directors
10   Manager
10   Investment Adviser
11   Distributor

12   Fund Distributions and Tax Issues
12   Distributions
13   Tax Issues

14   How to Buy, Sell and Exchange Shares of the Fund
14   How to Buy Shares
19   How to Sell Your Shares
21   How to Exchange Your Shares
22   Telephone Redemptions and Exchanges

23   Financial Highlights

24   The Prudential Mutual Fund Family

     For More Information (Back Cover)

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  PRUDENTIAL  TAX-FREE MONEY FUND, INC.           (telephone)     (800) 225-1852

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Risk/Return Summary
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-------------------------------------
MONEY MARKET FUNDS

Money market funds--which hold
high-quality short-term debt
obligations--provide investors with a
lower risk, highly liquid investment
option. These funds attempt to
maintain a net asset value of $1 per
share, although there can be no
guarantee that they will always be
able to do so.
-------------------------------------


This section highlights key information about PRUDENTIAL TAX-FREE MONEY FUND, INC., which we refer to as "the Fund." Additional information follows this summary.

INVESTMENT OBJECTIVE AND PRINCIPAL STRATEGIES

Our investment objective is to seek the HIGHEST LEVEL OF CURRENT INCOME THAT IS EXEMPT FROM FEDERAL INCOME TAXES, CONSISTENT WITH LIQUIDITY AND THE PRESERVATION OF CAPITAL. To achieve this objective we invest primarily in short-term debt obligations of state and local governments, municipal commercial paper, variable rate demand obligations and municipal asset-backed securities, which we refer to collectively as "MUNICIPAL BONDS." The Fund invests in Municipal Bonds which are high-quality money market instruments with remaining maturities of 13 months or less. The Fund may invest in longer-term securities that are accompanied by demand features, which will shorten the effective maturity of the securities to thirteen months or less.

Under normal circumstances, at least 80% of the Fund's net assets are invested in money market instruments that pay income exempt from federal income taxes and which are not preference items for purposes of the federal alternative minimum tax. The Fund may invest up to 20% of its net assets in Municipal Bonds that may be a preference item for purposes of the federal alternative minimum tax.

While we make every effort to achieve our investment objective and maintain a net asset value of $1 per share, we can't guarantee success. To date, the Fund's net asset value has never deviated from $1 per share.

PRINCIPAL RISKS

Although we try to invest wisely, all investments involve risk. Since the Fund invests in debt obligations, there is the risk that the value of a particular obligation could go down. Debt obligations are generally subject to CREDIT RISK--the risk that the issuer of a particular security may be unable to make principal and interest payments when they are due, and MARKET RISK--the risk that the securities could lose value because interest rates change or investors lose confidence in the ability of issuers in general to pay back their debt. The

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                                                                               1
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Risk/Return Summary
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Fund's investment in municipal asset-backed securities are also subject to
PREPAYMENT RISK--the risk that the underlying obligations may be prepaid, partially or completely, generally during times of falling interest rates, which could adversely affect yield and could require the Fund to reinvest in lower yielding obligations.

     There is also a risk that we will sell a security for a price that is higher or lower than the value attributed to the security through the amortized cost valuation procedures we follow. Such an event could affect our ability to maintain a net asset value of $1 per share.

     An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the Fund seeks to preserve the value of an investment at $1 per share, it is possible to lose money by investing in the Fund.

EVALUATING PERFORMANCE

A number of factors--including risk--can affect how the Fund performs. The following bar chart shows the Fund's performance for each full calendar year of operation for the last 10 years. The tables below compare the Fund's average annual returns and yield for the periods indicated with those of a group of similar Funds. The bar chart and tables demonstrate the risk of investing in the Fund by showing how returns can change from year to year. Past performance is not an indication that the Fund will achieve similar results in the future. For current yield information, you can call us at (800) 225-1852.

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2   PRUDENTIAL TAX-FREE MONEY FUND, INC.          (telephone)     (800) 225-1852
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

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ANNUAL RETURNS(1)
--------------------------------------------------------------------------------
1990    1991    1992     1993    1994    1995    1996    1997    1998     1999
5.42%   4.22%   2.63%    1.86%   2.31%   3.15%   2.84%   3.00%   2.83%    2.56%

                               --------------------------------

Best Quarter: 1.39% (4th quarter of 1989)
                                       Worst Quarter: .45% (2nd quarter of 1993)

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AVERAGE ANNUAL RETURNS(1) (as of 12/31/99
--------------------------------------------------------------------------------
                       1 YEAR      5 YEARS      10 YEARS        SINCE INCEPTION

Fund shares             2.56%        2.90%         3.09%    4.21% (since 8-2-79)

IBC Average(2)          2.81%        3.10%           N/A          N/A


DAY YIELD(1) (as of 12/31/99)
--------------------------------------------------------------------------------

7-Day yield of the
  Fund                             3.48%

7-Day tax equivalent
  yield of the Fund                3.68%

1    THE FUND'S RETURNS AND YIELD ARE AFTER DEDUCTION OF EXPENSES.

2 THE IBC AVERAGE IS BASED UPON THE AVERAGE RETURN OF ALL MUTUAL FUNDS IN THE INTERNATIONAL BUSINESS COMMUNICATIONS FINANCIAL DATA TAX-FREE MONEY FUND CATEGORY.

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                                                                               3
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Risk/Return Summary
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FEES AND EXPENSES

These tables show the fees and expenses that you may pay if you buy and hold shares of the Fund.

SHAREHOLDER FEES (paid directly from your investment)
--------------------------------------------------------------------------------

                                                     Class A SHARES

Maximum sales charge (load)                                None
  imposed on purchases (as a percentage of offering price)

Maximum deferred sales charge (load) (as a
  percentage of the lower of original purchase
  price or sale proceeds)                                  None

  Maximum sales charge (load)                              None
  imposed on reinvested dividends
  and other distributions

Redemption fees                                            None

Exchange fee                                               None


ANNUAL FUND OPERATING EXPENSES (deducted from Fund assets)
--------------------------------------------------------------------------------

                                                     Class A SHARES

Management fees                                           .500%

+ Distribution and service (12b-1) fees                   .125%

+ Other  expenses                                         .185%

= Total annual Fund operating expenses                    .810%

Example

This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.

     The example assumes that you invest $10,000 in the Fund for the time periods indicated and then sell all of your shares at the end of those periods. The example also assumes that your investment has a 5 % return each year and that the Fund's operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

--------------------------------------------------------------------------------

                                   1 YR         3 YRS         5 YRS       10 YRS

Fund shares                         $83         $259          $450         $1002


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4   PRUDENTIAL TAX-FREE MONEY FUND, INC.          (telephone)     (800) 225-1852
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

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How the Fund Invests
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INVESTMENT OBJECTIVE AND POLICIES

     The Fund's investment objective is to seek the HIGHEST LEVEL OF CURRENT INCOME THAT IS EXEMPT FROM FEDERAL INCOME TAXES, CONSISTENT WITH LIQUIDITY AND THE PRESERVATION OF CAPITAL. While we make every effort to achieve our objective, we can't guarantee success.

     The Fund invests in high-quality money market instruments to try to provide investors with current tax-free income while maintaining a stable net asset value of $1 per share. We manage the Fund to comply with specific rules designed for money market mutual funds. We will purchase short-term debt obligations issued by states, territories and possessions of the United States and by the District of Columbia, which we refer to as "Municipal Bonds." The Fund may invest up to 20% of its net assets in Municipal Bonds that pay interest that is a preference item for purposes of the federal alternative minimum tax.

     The Municipal Bonds that we purchase must be rated in one of the two highest rating categories by at least two nationally recognized statistical rating organizations (NRSROs), such as Moody's Investors Service, Inc. (rated at least Aa, MIG-2 or Prime-2) or Standard & Poor's Rating Group (rated at least AA, SP-2 or A-2) or, if unrated, of comparable quality. The Municipal Bonds that we purchase may be "GENERAL OBLIGATION BONDS" or "REVENUE BONDS." General obligation bonds are Municipal Bonds backed by the full faith and credit of the issuer, including its taxing authority and ability to borrow additional funds. In contrast, revenue bonds are Municipal Bonds backed by the revenues from a specific municipal project such as bridges, hospitals and public works or proceeds from a special excise tax. The Fund can also purchase or hold Municipal Bonds that are "PRE-REFUNDED" bonds. These obligations are fully secured by the U.S. Government securities held in escrow for the benefit of holders of the Municipal Bonds. Municipal bonds are usually pre-refunded when the issuer can borrow money more cheaply from another source and, therefore, pay off its original, more costly obligation. Under the rules that govern tax-free money market funds, like the Fund, we treat pre-refunded bonds as U.S. Government securities. This means that we can invest more of the Fund's assets in Municipal Bonds that are pre-refunded than we could if the security were a general obligation bond or a revenue bond. The Fund will not invest more than 25% of its total assets in pre-refunded bonds of a single issuer.

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                                                                               5
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How the Fund Invests
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     The Fund may invest in Municipal Bonds that are "VARIABLE RATE" or
"FLOATING RATE" obligations. These securities pay interest at rates that change periodically to reflect changes in market interest rates. Because these securities adjust the interest they pay, they may be beneficial when interest rates are rising because of the additional return the Fund will receive, and they may be detrimental when interest rates are falling because of the reduction in interest payments to the Fund.

     DEBT OBLIGATIONS in general, including those listed above and any others that we may purchase, are basically written promises to repay a debt. Among the various types of debt securities we may purchase, the terms of repayment may vary, as may the commitment of other parties to honor the obligations of the issuer of the security. We may purchase securities that include DEMAND FEATURES, which allow us to demand repayment of a debt obligation before the obligation is due or "matures." This means that we can purchase longer-term securities because we can demand repayment of the obligation at an agreed-upon price within a relatively short period of time. This procedure follows the rules applicable to money market funds.

     The Fund's investments also include variable rate demand obligations (VRDOs) and VRDOs in the form of participation interests (Participating VRDOs) in variable rate tax-exempt obligations held by financial institutions. The VRDOs in which the Fund may invest are tax-exempt obligations that contain a floating or variable interest rate adjustment formula and include an unconditional right of demand on the part of the holder to receive payment of the unpaid principal plus accrued interest on a short notice period. Participating VRDOs provide the Fund with a specified undivided interest (up to 100%) of the underlying obligations and the right to demand payment of the unpaid principal plus accrued interest on the Participating VRDOS from the financial institution on a short notice period. There is a possibility, because of default or insolvency, that the demand features of VRDOs or Participating VRDOs may not be honored.

     The securities that we may purchase may change over time as new types of money market instruments are developed. We will purchase these new instruments, however, only if their characteristics and features follow the rules governing money market mutual funds.

     Any of the money market instruments that the Fund may purchase may be accompanied with the right to resell the instrument prior to the instrument's maturity. These rights are referred to as "PUTS" and are acquired by the Fund to protect against a possible decline in the market value of the securities to

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6   PRUDENTIAL TAX-FREE MONEY FUND, INC.          (telephone)     (800) 225-1852
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

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How the Fund Invests
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which the puts relate in the event of interest rate fluctuations and to shorten the effective maturity of the security. One form of liquidity put consists of an underlying fixed rate municipal bond that is subject to a third party demand feature or "TENDER OPTION." Tender option bonds are the functional equivalent of ordinary variable or floating rate obligations.

     From time to time, proposals have been introduced before Congress for the purpose of restricting or eliminating the federal income tax exemption for interest on Municipal Bonds and for providing state and local governments with federal credit assistance.

     For more information, see "Investment Risks" and the Statement of Additional Information, "Description of the Fund, Its Investments and Risks." The Statement of Additional Information -- which we refer to as the SAI -- contains additional information about the Fund. To obtain a copy, see the back cover page of this prospectus.

     Our investment objective is a fundamental policy that cannot be changed without shareholder approval. The Board of Directors of the Fund can change investment policies that are not fundamental.

OTHER INVESTMENTS AND STRATEGIES

In addition to the principal strategies discussed above, we may also use the following strategies to increase the Fund's returns or protect its assets if market conditions warrant.

     The Fund may invest up to 10% of its total assets in shares of OTHER INVESTMENT COMPANIES. Such investment can result in the duplication of management and advisory fees.

     The Fund may also use REPURCHASE AGREEMENTS, where a party agrees to sell a security to the Fund and then repurchase it at an agreed-upon price at a stated time. These transactions constitute short-term cash loans by the Fund. This creates a fixed return for the Fund. The Fund will not invest more than 5% of its total assets in repurchase agreements.

     The Fund may use REVERSE REPURCHASE AGREEMENTS, where we borrow money on a temporary basis by selling a security with an obligation to repurchase it at an agreed-upon price and time. The Fund's use of reverse repurchase agreements is limited to 5% of the value of its total assets.

     The Fund may also purchase money market obligations on a "WHEN-ISSUED" or "DELAYED-DELIVERY" basis. When the Fund makes this type of purchase, the price and interest rate are fixed at the time of purchase, but delivery

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                                                                               7

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How the Fund Invests
--------------------------------------------------------------------------------

and payment for the obligations take place at a later time. The Fund does not earn interest income until the date the obligations are delivered.

     The Fund intends to purchase investment securities jointly with certain other mutual funds. Our ability to engage in joint investment is subject to conditions imposed by an order of the Securities and Exchange Commission. Joint investment can allow the Fund to achieve better investment performance because of reduced transaction costs and greater investment leverage.

     The Fund also follows certain policies when it: BORROWS MONEY (the Fund may borrow up to 5% of the value of its total assets) and HOLDS ILLIQUID SECURITIES (the Fund may hold up to 10% of its net assets in illiquid securities, including securities with legal or contractual restrictions, those without a readily available market, and repurchase agreements with maturities longer than seven days). The Fund is subject to certain investment restrictions that are fundamental policies, which means they cannot be changed without shareholder approval. For more information about these restrictions, see the SAI.

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8   PRUDENTIAL TAX-FREE MONEY FUND, INC.          (telephone)     (800) 225-1852
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

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How the Fund Invests
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INVESTMENT RISKS

As noted, all investments involve risks, and investing in the Fund is no exception. To limit these risks, we invest only in high-quality securities with remaining maturities of no more than 13 months.

     This chart outlines the key risks and potential rewards of the principal strategies and certain other investments of the Fund. See, too, "Description of the Fund, Its Investments and Risks" in the SAI.

INVESTMENT TYPE
% OF FUND'S TOTAL ASSETS        RISKS                   POTENTIAL REWARDS
--------------------------------------------------------------------------------
High-quality money market       o Credit risk--the      o A source of
obligations of municipal          risk that the           regular interest
issuers                           default of an           income
                                  issuer would leave
UP TO 100%                        the Fund with         o May be more secure
                                  unpaid interest or      than stock and
                                  principal or, in        other equity
                                  the case of VRDOs       securities because
                                  and Participating       of identified
                                  VRDOs, that the         sources from which
                                  issuer of a put         to pay interest
                                  may not be able to      and principal
                                  meet its
                                  obligation to
                                  purchase the
                                  underlying
                                  security

                                o Market risk--the
                                  risk that the
                                  obligations may
                                  lose value because
                                  interest rates
                                  change or there is
                                  a lack of
                                  confidence in a
                                  group of borrowers
                                  or in an industry
--------------------------------------------------------------------------------

PRE-REFUNDED BONDS              o May be more           o May be more secure
                                  expensive than          than other
UP TO 25%                         obligations backed      obligations of
                                  only by a               municipal issuers
                                  municipality's          because of the
                                  taxing or               escrow of U.S.
                                  borrowing               Government
                                  authority               obligations
--------------------------------------------------------------------------------

SHARES OF OTHER INVESTMENT      o Could result in       o May provide
COMPANIES                         duplicate               additional
                                  management or           diversification
UP TO 10%                         advisory fees
--------------------------------------------------------------------------------

ILLIQUID SECURITIES             o May be difficult      o May offer a more
                                  to value                attractive yield
UP TO 10% OF NET ASSETS                                   than more widely
                                o May be difficult        traded securities
                                  to sell at the
                                  time or price
                                  desired
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                                                                               9
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How the Fund is Managed
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BOARD OF DIRECTORS

The Fund's Board of Directors oversees the actions of the Manager, Investment Adviser and Distributor and decides on general policies. The Board also oversees the Fund's officers, who conduct and supervise the daily business operations of the Fund.

MANAGER

PRUDENTIAL INVESTMENTS FUND MANAGEMENT LLC (PIFM)
GATEWAY CENTER THREE, 100 MULBERRY STREET
NEWARK, NEW JERSEY 07102-4077

Under a management agreement with the Fund, PIFM manages the Fund's investment operations and administers its business affairs. PIFM also is responsible for supervising the Fund's investment adviser. For the fiscal year ended December 31, 1999, the Fund paid PIFM management fees of .50% of the Fund's average net assets.

     PIFM and its predecessors have served as manager or administrator to investment companies since 1987. As of December 31, 1999, PIFM served as the Manager to all 42 of the Prudential mutual funds, and as manager or administrator to 22 closed-end investment companies, with aggregate assets of approximately $73.5 billion.

INVESTMENT ADVISER

The Prudential Investment Corporation, called Prudential Investments, is the Fund's investment adviser and has served as an investment adviser to investment companies since 1984. Its address is Prudential Plaza, 751 Broad Street, Newark, NJ 07102. PIFM has responsibility for all investment advisory services, supervises Prudential Investments and pays Prudential Investments for its services.

     Prudential Investments' fixed income group is organized into teams that specialize by sector. The Fixed Income Investment Policy Committee, which is comprised of senior investment staff from each sector team, provides guidance to the teams regarding duration risk, asset allocations and general risk parameters. Portfolio managers contribute bottom-up security selection within those guidelines.

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10  PRUDENTIAL TAX-FREE MONEY FUND, INC.          (telephone)     (800) 225-1852
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

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How the Fund is Managed
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DISTRIBUTOR

Prudential Investment Management Services LLC (PIMS) distributes the Fund's shares under a Distribution Agreement with the Fund. The Fund has a Distribution and Service Plan pursuant to Rule 12b-1 under the Investment Company Act. Under the Plan and the Distribution Agreement, PIMS pays the expenses of distributing the Fund's shares and provides certain shareholder support services. The Fund pays distribution and other fees from the assets of the Fund to PIMS as compensation for its services. These fees--known as 12b-1 fees--are shown in the "Fees and Expenses" tables. Because these fees are paid from the Fund's assets on a continuous basis, over time these fees will increase the cost of your investment and may cost you more than paying other types of sales charges.

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                                                                              11

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Fund Distributions and Tax Issues
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Investors who buy shares of the Fund should be aware of some important tax issues. For example, the Fund distributes DIVIDENDS of ordinary income and any realized net CAPITAL GAINS to shareholders.

     The following briefly discusses some of the important tax issues you should be aware of, but is not meant to be tax advice. For tax advice, please speak with your tax adviser.

DISTRIBUTIONS

The Fund distributes DIVIDENDS of any net investment income to shareholders every month. The Fund intends to invest so that dividend distributions to you will be exempt from federal taxation. The dividends you receive from the Fund will generally be EXEMPT FROM FEDERAL INCOME TAXES (though not necessarily exempt from state and local taxation) as long as 50% or more of the value of the Fund's assets at the end of each quarter is invested in state, municipal and other bonds that are excluded from gross income for federal income tax purposes and as long as the Fund mails a notice to you that properly designates the dividend as an exempt interest dividend.

     However, if you are subject to the alternative minimum tax, you will have to pay tax on the portion of dividend distributions from the Fund attributable to the Fund's investments in certain "private activity" bonds. The Fund will not invest more than 20% of its net assets in these bonds.

     Although the Fund is not likely to realize capital gains because of the types of securities we purchase, any realized net CAPITAL GAINS will be paid to shareholders (typically once a year). Capital gains are generated when the Fund sells assets for a profit.

     For your convenience, Fund distributions of dividends and capital gains are automatically reinvested in the Fund. If you ask us to pay the distributions in cash, we will send you a check if your account is with the Transfer Agent. For more information about automatic reinvestment and other shareholder services, see "How to Buy, Sell and Exchange Shares of the Fund - How To Buy Shares" at Step 3: Additional Shareholder Services.

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12  PRUDENTIAL TAX-FREE MONEY FUND, INC.          (telephone)     (800) 225-1852
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

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Fund Distributions and Tax Issues
--------------------------------------------------------------------------------


TAX ISSUES
FORM 1099

Every year, you will receive a Form 1099, which reports the amount of dividends and capital gains we distributed to you during the prior year. If you own shares of the Fund as part of a qualified or tax-deferred plan or account, your taxes are deferred, so you will not receive a Form 1099. However, you will receive a Form 1099 when you take any distributions from your qualified or tax-deferred plan or account.

     Fund distributions are generally taxable in the year they are received, except where we declare certain dividends in December of a calendar year but actually pay them in January of the following year. In such cases, the dividends are treated as if they were paid on December 31 of the prior year. As noted above, however, the Fund intends to pay dividends that are exempt from federal income taxes.

WITHHOLDING TAXES

If federal tax law requires you to provide the Fund with your tax identification number and certifications as to your tax status, and you fail to do this, or if you are otherwise subject to back-up withholding, we will withhold and pay to the U.S. Treasury 31% of your distributions and sales proceeds. Dividends of net investment income and short-term capital gains paid to a NONRESIDENT FOREIGN SHAREHOLDER generally will be subject to a U.S. withholding tax of 30%. This rate may be lower, depending on any tax treaty the U.S. may have with the shareholder's country.

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                                                                              13

--------------------------------------------------------------------------------
How to Buy, Sell and
Exchange Shares of the Fund
--------------------------------------------------------------------------------


HOW TO BUY SHARES

STEP 1: OPEN AN ACCOUNT

If you don't have an account with us or a securities firm that is permitted to buy or sell shares of the Fund for you, call Prudential Mutual Fund Services LLC
(PMFS) at (800) 225-1852 or contact:

PRUDENTIAL MUTUAL FUND SERVICES LLC
ATTN: INVESTMENT SERVICES
P.O. BOX 15020
NEW BRUNSWICK, NJ 08906-5020

     To purchase by wire, call the number above to obtain an application. After PMFS receives your completed application, you will receive an account number. For additional information about purchasing shares of the Fund, see the back cover page of this prospectus. We have the right to reject any purchase order (including an exchange into the Fund) or suspend or modify the Fund's sale of its shares.

     Except as noted below, the minimum initial investment for Fund shares is $1,000 and the minimum subsequent investment is $100. All minimum investment requirements are waived for certain retirement and employee savings plans and custodial accounts for the benefit of minors.

PURCHASES THROUGH PRUDENTIAL SECURITIES

Purchases of shares of the Fund through Prudential Securities are made through automatic investment procedures (the Autosweep Program). You cannot purchase shares through Prudential Securities other than through the Autosweep Program, except as specifically provided (that is, you cannot make a manual purchase).

     The Autosweep Program allows you to designate a money market fund as your primary money sweep fund. If you do not designate a primary money sweep fund, Prudential MoneyMart Assets, Inc. will automatically be your primary money sweep fund. You have the option to change your primary money sweep fund at any time by notifying your Prudential Securities Financial Advisor. The following discussion assumes that you have selected the Fund as your primary money sweep fund.

     For Individual Retirement Accounts (IRAs) and Benefit Plans in the Autosweep Program, all credit balances (that is, immediately available funds) of $1 or more will be invested in the Fund on a daily basis. Prudential

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14  PRUDENTIAL TAX-FREE MONEY FUND, INC.          (telephone)     (800) 225-1852
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

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How to Buy, Sell and
Exchange Shares of the Fund
--------------------------------------------------------------------------------

Securities will arrange for the investment of the credit balance in the Fund and will purchase shares of the Fund equal to that amount. This will occur on the business day following the availability of the credit balance. Prudential Securities may use and retain the benefit of credit balances in your account until Fund shares are purchased.

     For accounts other than IRAs and Benefit Plans, shares of the Fund will be purchased as follows:

     o When your account has a credit balance of $10,000 or more, Prudential Securities will arrange for the automatic purchase of shares of the Fund. This will occur on the business day following the availability of the credit balance

     o When your account has a credit balance that results from a securities sale totaling $1,000 or more, the available cash will be invested in the Fund on the settlement date

     o For all other credit balances of $1 or more, shares will be purchased automatically at least once a month on the last business day of each month

     Purchases through the Autosweep Program are subject to a minimum initial investment of $1,000, which is waived for certain retirement and employee savings plans and custodial accounts for the benefit of minors. You will begin earning dividends on your shares purchased through the Autosweep Program on the first business day after the order is placed. Prudential Securities will purchase shares of the Fund at the price determined at 4:30 p.m., New York time, on the business day following the existence of the credit balance, which is the second business day after the availability of the credit balance. Prudential Securities will use and retain the benefit of credit balances in your account until Fund shares are purchased.

     Your investment in the Fund will be held in the name of Prudential Securities. Prudential Securities will receive all statements and dividends from the Fund and will, in turn, send you account statements showing your purchases, sales and dividends.

     The charges and expenses of the Autosweep program are not reflected in the Fees and Expenses tables. For information about participating in the Autosweep Program, you should contact your Prudential Securities Financial Advisor.

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                                                                              15

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How to Buy, Sell and
Exchange Shares of the Fund
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PURCHASES THROUGH THE PRUDENTIAL ADVANTAGE ACCOUNT PROGRAM

The Prudential Advantage Account Program (the Advantage Account Program) is a financial services program available to clients of Pruco Securities Corporation (Pruco) and provides for an automatic investment procedure similar to the Autosweep Program. The Advantage Account Program consists of two types of accounts: the Investor Account and the Advantage Account, which offer additional services, such as a debit card and check writing.

     The Advantage Account Program allows you to designate a money market fund as your primary money sweep fund. If you do not designate a primary money sweep fund, Prudential MoneyMart Assets, Inc. will automatically be your primary money sweep fund. You have the option to change your primary money sweep fund at any time by notifying your Pruco representative or the Advantage Service Center. The following discussion assumes that you have selected the Fund as your primary money sweep fund.

     With the Advantage Account as well as the Investor Account for Benefit Plans and IRAs, all credit balances (that is, immediately available funds) of $1 or more will be invested in the Fund on a daily basis. Prudential Securities (Pruco's clearing broker) arranges for the investment of the credit balance in the Fund and will purchase shares of the Fund equal to that amount. This will occur on the business day following the availability of the credit balance. Prudential Securities may use and retain the benefit of credit balances in your account until Fund shares are purchased.

     If you have an Investor Account (non-IRAs), shares of the Fund will be purchased as follows:

     o When your account has a credit balance of $10,000 or more, Prudential Securities will arrange for the automatic purchase of shares of the Fund with all cash balances of $1 or more. This will occur on the business day following the availability of the credit balance

     o When your account has a credit balance that results from a securities sale totaling more than $1,000, all cash balances of $1 or more will be invested in the Fund on the business day following the settlement date

     o For all other credit balances of $1 or more, shares will be purchased automatically at least once a month on the last business day of each month

     You will begin earning dividends on your shares purchased through the Advantage Account Program on the first business day after the order is placed. Prudential Securities will purchase shares of the Fund at the price determined at 4:30 p.m., New York time, on the business day following the availability of

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16  PRUDENTIAL TAX-FREE MONEY FUND, INC.          (telephone)     (800) 225-1852
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the credit balance. Prudential Securities will use and retain the benefit of credit balances in your account until Fund shares are purchased.

     Purchases of, withdrawals from and dividends from the Fund will be shown on your Advantage Account or Investor Account statement.

     The charges and expenses of the Advantage Account Program are not reflected in the Fees and Expenses tables. For information about participating in the Advantage Account Program, you should call (800) 235-7637.

MANUAL PURCHASES

You may make a manual purchase (that is, a non-money market sweep purchase) of Fund shares in either of the following situations:

     o You do not participate in a money market sweep program (the Autosweep Program or the Advantage Account Program), or

     o You participate in a money market sweep program, but the Fund is not designated as your primary money market sweep fund.

     The minimum initial investment for a manual purchase of shares of the Fund is $1,000 and the minimum subsequent investment is $100, except that all minimum investment requirements are waived for certain retirement and employee savings plans and custodial accounts for the benefit of minors.

     If you make a manual purchase through Prudential Securities, Prudential Securities will place your order for shares of the Fund on the business day after the purchase order is received for settlement that day, which is the second business day after receipt of the purchase order by Prudential Securities. Prudential Securities may use and retain the benefit of credit balances in a client's brokerage account until monies are delivered to the Fund (Prudential Securities delivers Federal Funds on the business day after settlement).

     If you make a manual purchase through the Fund's Distributor, through your broker or dealer (other than Prudential Securities) or directly from the Fund, shares will be purchased at the net asset value next determined after receipt of your order and payment in proper form. When your payment is received by 4:30 p.m., New York time, shares will be purchased that day and you will begin to earn dividends on the following business day. If you purchase shares through a broker or dealer, your broker or dealer will forward your order and payment to the Fund. You should contact your broker or dealer for information about services that they may provide, including an automatic sweep feature. Transactions in Fund shares may be subject to postage and

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other charges imposed by your broker or dealer. Any such charge is retained by your broker or dealer and is not sent to the Fund.

STEP 2: UNDERSTANDING THE PRICE YOU'LL PAY

When you invest in a mutual fund, you buy shares of the Fund. Shares of a money market mutual fund, like the Fund, are priced differently than shares of common stock and other securities.

     The price you pay for each share of the Fund is based on the share value. The share value of a mutual fund--known as the NET ASSET VALUE or NAV--is determined by a simple calculation: it's the total value of the Fund (assets minus liabilities) divided by the total number of shares outstanding. In determining NAV, the Fund values its securities using the amortized cost method. The Fund seeks to maintain an NAV of $1 per share at all times. Your broker may charge you a separate or additional fee for purchases of shares.

     We determine the NAV of our shares once each business day at 4:30 p.m., New York time, on days that the New York Stock Exchange is open for trading. We do not determine NAV on days when we have not received any orders to purchase, sell, or exchange or when changes in the value of the Fund's portfolio do not affect the NAV.

STEP 3: ADDITIONAL SHAREHOLDER SERVICES

As a Fund shareholder, you can take advantage of the following services and privileges:

AUTOMATIC REINVESTMENT. As we explained in the "Fund Distributions and Tax Issues" section, the Fund pays out--or distributes--its net investment income and capital gains, if any, to shareholders. For your convenience, we will automatically reinvest your distributions in the Fund at NAV. If you want your distributions paid in cash, you can indicate this preference on your application, notify your broker or notify the Transfer Agent in writing (at the address below) at least five business days before the date we determine who receives dividends.

PRUDENTIAL MUTUAL FUND SERVICES LLC
ATTENTION: ACCOUNT MAINTENANCE
P.O. BOX 15015
NEW BRUNSWICK, NJ 08906-5015

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18  PRUDENTIAL TAX-FREE MONEY FUND, INC.          (telephone)     (800) 225-1852
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REPORTS TO SHAREHOLDERS. Every year we will send you an annual report (along with an updated prospectus) and a semi-annual report, which contain important financial information about the Fund. To reduce Fund expenses, we may send one annual shareholder report, one semi-annual shareholder report and one annual prospectus per household, unless you instruct us or your broker otherwise.

HOW TO SELL YOUR SHARES

You can sell your shares of the Fund at any time, subject to certain restrictions.

     When you sell shares of the Fund--also known as redeeming shares--the price you will receive will be the NAV next determined after the Transfer Agent, the Distributor or your broker receives your order to sell. If your broker holds your shares, your broker must receive your order to sell by 4:30 p.m., New York time, to process the sale on that day. Otherwise contact:

PRUDENTIAL MUTUAL FUND SERVICES LLC
ATTENTION: REDEMPTION SERVICES
P.O. BOX 15010
NEW BRUNSWICK, NJ 08906-5010

     Generally, we will pay you for the shares that you sell within seven days after the Transfer Agent, the Distributor or your broker receives your sell order. If you hold shares through a broker, payment will be credited to your account. If you are selling shares you recently purchased with a check, we may delay sending you the proceeds until your check clears, which can take up to 10 days from the purchase date. You can avoid delay if you purchase shares by wire, certified check or cashier's check. Your broker may charge you a separate or additional fee for sales of shares.

RESTRICTIONS ON SALES. There are certain times when you may not be able to sell shares of the Fund or when we may delay paying you the proceeds from a sale. This may happen during unusual market conditions or emergencies when the Fund can't determine the value of its assets or sell its holdings. For more information, see the SAI, "Purchase and Redemption of Fund Shares--Restrictions on Sales."

     If you are selling more than $100,000 of shares, if you want the check payable to or sent to someone or some place that is not in our records, or you are a business or trust, and if you hold your shares directly with the Transfer

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Agent, you will need to have the signature on your sell order signature guaranteed by an "eligible guarantor institution". An "eligible guarantor institution" includes any bank, broker-dealer or credit union. For more information, see the SAI, "Purchase and Redemption of Fund Shares."

REDEMPTION IN KIND. If the sales of Fund shares you make during any 90-day period reach the lesser of $250,000 or 1% of the value of the Fund's net assets, we can then give you securities from the Fund's portfolio instead of cash. If you want to sell the securities for cash, you would have to pay the costs charged by a broker.

AUTOMATIC REDEMPTION FOR THE AUTOSWEEP PROGRAM. If you participate in the Autosweep Program, your Fund shares may be automatically redeemed to cover any deficit in your Prudential Securities account. The amount redeemed will be the nearest dollar amount necessary to cover the deficit.

     The amount of the redemption will be the lesser of the total value of Fund shares held in your Prudential Securities account or the deficit in your Prudential Securities account. If you use this automatic redemption procedure and want to pay for a securities transaction in your account other than through this procedure, you must deposit cash in your securities account before the settlement date. If you use this automatic redemption procedure and want to pay any other deficit in your securities account other than through this procedure, you must deposit cash in your securities account before you incur the deficit.

     Redemptions are automatically made by Prudential Securities, to the nearest dollar, on each day to satisfy deficits from securities transactions or to honor your redemption requests. Your account will be automatically scanned for deficits each day and, if there is insufficient cash in your account, we will redeem an appropriate number of shares of the Fund at the next determined NAV to satisfy any remaining deficit. You are entitled to any dividends declared on the redeemed shares through the day before the redemption is made. Dividends declared on the redemption date will be retained by Prudential Securities, which has advanced monies to satisfy deficits in your account.

AUTOMATIC REDEMPTION FOR THE ADVANTAGE ACCOUNT. If you participate in the Advantage Account Program, your Fund shares may be automatically redeemed to cover any deficit in your securities account. The amount redeemed will be the nearest dollar amount necessary to cover the deficit.

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20  PRUDENTIAL TAX-FREE MONEY FUND, INC.          (telephone)     (800) 225-1852
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     The amount of the redemption will be the lesser of the total value of Fund shares held in your securities account or the deficit in your securities account. A deficit in your Advantage Account may result from activity arising under the program, such as debit balances incurred by the use of the Visa(R) Account, including Visa purchases, cash advances and Visa Account checks. Your account will be automatically scanned for deficits each day and, if there is insufficient cash in your account, we will redeem an appropriate number of shares of the Fund to satisfy any remaining deficit. You are entitled to any dividends declared on the redeemed shares through the day before the redemption is made. Dividends declared on the redemption date will be retained by Prudential Securities, which has advanced monies to satisfy deficits in your account.

     Redemptions are automatically made by Prudential Securities, to the nearest dollar, on each day to satisfy deficits from securities transactions or to honor your redemption requests.

HOW TO EXCHANGE YOUR SHARES

You can exchange your shares of the Fund for shares in certain other Prudential mutual funds--including certain money market funds--if you satisfy the minimum investment requirements of such other Prudential mutual fund. You can exchange shares of the Fund for Class A shares of another Prudential mutual fund, but you can't exchange Fund shares for Class B, Class C or Class Z shares of another Prudential mutual fund, except that shares purchased prior to January 22, 1990 that are subject to a contingent deferred sales charge can be exchanged for Class B shares.

     If you hold shares through a broker, you must exchange shares through your broker. Otherwise, contact:

PRUDENTIAL MUTUAL FUND SERVICES LLC
ATTN: EXCHANGE PROCESSING
P.O. BOX 15010
NEW BRUNSWICK, NJ 08906-5010

     When you exchange shares of the Fund for Class A shares of any other Prudential mutual fund, you will be subject to any sales charge that may be imposed by such other Prudential mutual fund. The sales charge is imposed at the time of your exchange.

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FREQUENT TRADING

Frequent trading of Fund shares in response to short-term fluctuations in the market--also known as "market timing"--may make it very difficult to manage the Fund's investments. When market timing occurs, the Fund may have to sell portfolio securities to have the cash necessary to redeem the market timer's shares. This can happen at a time when it is not advantageous to sell any securities, so the Fund's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because we cannot predict how much cash the Fund will have to invest. When, in our opinion, such activity would have a disruptive effect on portfolio management, the Fund reserves the right to refuse purchase orders and exchanges into the Fund by any person, group or commonly controlled accounts. The decision may be based upon dollar amount, volume and frequency of trading. The Fund may notify a market timer of rejection of an exchange purchase order after the day the order is placed. If the Fund allows a market timer to trade Fund shares, it may require the market timer to enter into a written agreement to follow certain procedures and limitations.

TELEPHONE REDEMPTIONS AND EXCHANGES

     You may redeem or exchange your shares in any amount by calling the Fund at
(800) 225-1852 before 4:15 p.m., New York time. You will receive a redemption amount based on that day's NAV.

     The Fund's Transfer Agent will record your telephone instructions and request specific account information before redeeming or exchanging shares. The Fund and its agents will not be liable if it follows instructions that it reasonably believes are made by the shareholder. If the Fund does not follow reasonable procedures, it may be liable for losses due to unauthorized or fraudulent telephone instructions.

     In the event of drastic economic or market changes, you may have difficulty in redeeming or exchanging your shares by telephone. If this occurs, you should consider redeeming or exchanging your shares by mail.

     The telephone redemption and exchange privileges may be modified or terminated at any time. If this occurs, you will receive a written notice from the Fund.

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22  PRUDENTIAL TAX-FREE MONEY FUND, INC.          (telephone)     (800) 225-1852
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

--------------------------------------------------------------------------------
Financial Highlights
--------------------------------------------------------------------------------

The financial highlights are intended to help you evaluate the Fund's financial performance. The TOTAL RETURN in the chart represents the rate that a shareholder earned on an investment in the Fund, assuming reinvestment of all dividends and other distributions. The information is for shares of the Fund for the periods indicated.

     Review this chart with the financial statements which appear in the SAI. Additional performance information is contained in the annual report, which you can receive at no charge.

     The financial highlights for the five fiscal years ended December 31, 1999 were audited by PricewaterhouseCoopers LLP, independent accountants, whose reports were unqualified.


FUND SHARES (fiscal year ended 12-31)
PER SHARE OPERATING PERFORMANCE        1999     1998     1997      1996      1995
-----------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF YEAR     $1.00    $1.00     $1.00     $1.00     $1.00

INCOME FROM INVESTMENT OPERATIONS:
Net investment income and net
  realized gains                        .025     .028      .030      .028      .031
Dividends and distributions to
  shareholders                         (.025)   (.028)    (.030)    (.028)    (.031)
Net asset value, end of period         $1.00    $1.00     $1.00     $1.00     $1.00

Total return(1)                         2.56%    2.83%     3.00%     2.84%     3.15%
-----------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA              1999     1998      1997      1996      1995
-----------------------------------------------------------------------------------
NET ASSETS, END OF YEAR (000)       $179,887 $199,165  $329,812  $333,808  $387,651

RATIOS TO AVERAGE NET ASSETS:

Net investment income                   2.51%    2.80%     2.97%     2.83%     3.14%
Expenses                                 .81%     .80%      .78%      .80%      .85%
-----------------------------------------------------------------------------------

1 TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS AND ANY OTHER DISTRIBUTIONS. IT IS CALCULATED ASSUMING SHARES ARE PURCHASED ON THE FIRST DAY AND SOLD ON THE LAST DAY OF EACH YEAR REPORTED.

--------------------------------------------------------------------------------
                                                                              23

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--------------------------------------------------------------------------------
The Prudential Mutual Fund Family
--------------------------------------------------------------------------------

Prudential offers a broad range of mutual funds designed to meet your individual needs. For information about these funds, contact your financial adviser or call us at (800) 225-1852. Read the prospectus carefully before you invest or send money.

STOCK FUNDS
Prudential Emerging Growth Fund, Inc.
Prudential Equity Fund, Inc.
Prudential Equity Income Fund
Prudential Index Series Fund
   PRUDENTIAL SMALL-CAP INDEX FUND
   PRUDENTIAL STOCK INDEX FUND
The Prudential Investment Portfolios, Inc.
   PRUDENTIAL JENNISON GROWTH FUND
   PRUDENTIAL JENNISON GROWTH & INCOME FUND
Prudential Mid-Cap Value Fund
Prudential Real Estate Securities Fund
Prudential Sector Funds, Inc.
   PRUDENTIAL FINANCIAL SERVICES FUND
   PRUDENTIAL HEALTH SERVICES FUND
   PRUDENTIAL TECHNOLOGY FUND
   PRUDENTIAL UTILITY FUND
Prudential Small-Cap Quantum Fund, Inc.
Prudential Small Company Value
   Fund, Inc.
Prudential Tax-Managed Funds
   PRUDENTIAL TAX-MANAGED EQUITY FUND
Prudential 20/20 Focus Fund
Nicholas-Applegate Fund, Inc.
   NICHOLAS-APPLEGATE GROWTH EQUITY FUND
Target Funds
   LARGE CAPITALIZATION GROWTH FUND
   LARGE CAPITALIZATION VALUE FUND
   SMALL CAPITALIZATION GROWTH FUND
   SMALL CAPITALIZATION VALUE FUND
Asset Allocation/Balanced Funds
Prudential Balanced Fund
Prudential Diversified Funds
   CONSERVATIVE GROWTH FUND
   MODERATE GROWTH FUND
   HIGH GROWTH FUND
The Prudential Investment Portfolios, Inc.
   PRUDENTIAL ACTIVE BALANCED FUND

GLOBAL FUNDS
Global Stock Funds
Prudential Developing Markets Fund
   PRUDENTIAL DEVELOPING MARKETS
      EQUITY FUND
   PRUDENTIAL LATIN AMERICA EQUITY FUND
Prudential Europe Growth Fund, Inc.
Prudential Global Genesis Fund, Inc.
Prudential Index Series Fund
   PRUDENTIAL EUROPE INDEX FUND
   PRUDENTIAL PACIFIC INDEX FUND
Prudential Natural Resources
   Fund, Inc.
Prudential Pacific Growth Fund, Inc.
Prudential World Fund, Inc.
   PRUDENTIAL GLOBAL GROWTH FUND
   PRUDENTIAL INTERNATIONAL VALUE FUND
   PRUDENTIAL JENNISON INTERNATIONAL
      GROWTH FUND
Global Utility Fund, Inc.
Target Funds
   INTERNATIONAL EQUITY FUND
Global Bond Funds
Prudential Global Total Return Fund, Inc.
Prudential International Bond
   Fund, Inc.

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24   PRUDENTIAL TAX-FREE MONEY FUND, INC.         (telephone)     (800) 225-1852
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
The Prudential Mutual Fund Family
--------------------------------------------------------------------------------

BOND FUNDS
Taxable Bond Funds
Prudential Diversified Bond Fund, Inc.
Prudential Government Income Fund, Inc.
Prudential Government Securities Trust
   SHORT-INTERMEDIATE TERM SERIES
Prudential High Yield Fund, Inc.
Prudential High Yield Total Return
   Fund, Inc.
Prudential Index Series Fund
   PRUDENTIAL BOND MARKET INDEX FUND
Prudential Structured Maturity Fund, Inc.
   INCOME PORTFOLIO
Target Funds
   TOTAL RETURN BOND FUND
Tax-Exempt Bond Funds
Prudential California Municipal Fund
   CALIFORNIA SERIES
   CALIFORNIA INCOME SERIES
Prudential Municipal Bond Fund
   HIGH INCOME SERIES
   INSURED SERIES
Prudential Municipal Series Fund
   FLORIDA SERIES
   MASSACHUSETTS SERIES
   NEW JERSEY SERIES
   NEW YORK SERIES
   NORTH CAROLINA SERIES
   OHIO SERIES
   PENNSYLVANIA SERIES
Prudential National Municipals
   Fund, Inc.

MONEY MARKET FUNDS
Taxable Money Market Funds
Cash Accumulation Trust
   LIQUID ASSETS FUND
   NATIONAL MONEY MARKET FUND
Prudential Government Securities Trust
   MONEY MARKET SERIES
   U.S. TREASURY MONEY MARKET SERIES
Prudential Special Money Market
   Fund, Inc.
   MONEY MARKET SERIES
Prudential MoneyMart Assets, Inc.
Tax-Free Money Market Funds
Prudential Tax-Free Money Fund, Inc.
Prudential California Municipal Fund
   CALIFORNIA MONEY MARKET SERIES
Prudential Municipal Series Fund
   CONNECTICUT MONEY MARKET SERIES
   MASSACHUSETTS MONEY MARKET SERIES
   NEW JERSEY MONEY MARKET SERIES
   NEW YORK MONEY MARKET SERIES
Command Funds
Command Money Fund
Command Government Fund
Command Tax-Free Fund
Institutional Money Market Funds
Prudential Institutional Liquidity Portfolio, Inc.
   INSTITUTIONAL MONEY MARKET SERIES
--------------------------------------------------------------------------------

FOR MORE INFORMATION
--------------------------------------------------------------------------------

Please read this prospectus before
you invest in the Fund and keep it
for future reference. For information
or shareholder questions contact:

PRUDENTIAL MUTUAL FUND SERVICES LLC
P.O. BOX 15005
NEW BRUNSWICK, NJ 08906-5005
(800) 225-1852
(732) 482-7555
  (if calling from outside the U.S.)

----------------------------------------
Outside Brokers Should Contact:
PRUDENTIAL INVESTMENT MANAGEMENT
  SERVICES LLC
P.O. BOX 15035
NEW BRUNSWICK, NJ 08906-5035
(800) 778-8769

----------------------------------------
Visit Prudential's Web Site At:
http://www.prudential.com

Additional information about the
Fund can be obtained without charge
and can be found in the following
documents:

STATEMENT OF ADDITIONAL
  INFORMATION (SAI)
  (incorporated by reference into
  this prospectus)

ANNUAL REPORT

SEMI-ANNUAL REPORT

MF103A

You can also obtain copies of Fund
documents from the Securities and
Exchange Commission as follows:

By Mail:
Securities and Exchange Commission
Public Reference Section
Washington, DC 20549-0102

By Electronic Request:
public info@sec.gov
(The SEC charges a fee to copy
documents.)

In Person:
Public Reference Room in
Washington, DC
  (For hours of operation, call
  1(202) 942-8090.)

Via the Internet:
on the EDGAR Database at
http://www.sec.gov

----------------------------------------
CUSIP Number: 74436P-10-3
QUOTRON Symbol: PBFXX

Investment Company Act File No:
811-2927

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